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                             DISTRIBUTION AGREEMENT
                                     between
                                 VALIC COMPANY I
                                       and
                       AMERICAN GENERAL DISTRIBUTORS, INC.

     THIS AGREEMENT made this 19th day of October, 2005, by and between VALIC COMPANY I (the "Fund"), a Maryland corporation, and AMERICAN GENERAL DISTRIBUTORS, INC. a Texas corporation, the "Distributor."

THE FUND AND THE DISTRIBUTOR RECOGNIZE THE FOLLOWING:

1. The Fund is registered as a diversified, open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). The Fund consists of a number of investment portfolios, as may now exist and may hereinafter be established ("Portfolios"). The Fund intends to continuously offer the shares of its various Portfolios for sale to The Variable Annuity Life Insurance Company Separate Account A, other separate accounts of VALIC, separate accounts of other life insurance companies that may or may not be affiliated with VALIC, and, subject to applicable law, to qualified pension and retirement plans and individual retirement accounts outside of the separate account context (all eligible purchasers of such shares being referred to collectively as the "Purchasers"). The Fund also intends that the Purchasers may provide certain beneficial ownership rights to individuals under variable annuity and variable life insurance contracts, retirement plans or other such arrangements (such individuals together with any Purchasers who retain all beneficial ownership rights being referred to collectively as the "Participants"). The Fund may suspend sales of the shares of any one or more Portfolios at any time, and may resume sales of any such Portfolio(s) at a later date.

2. The Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934 and is currently a member of the NASD, formerly known as the National Association of Securities Dealers, Inc.

THE FUND AND THE DISTRIBUTOR AGREE AS FOLLOWS:

1.   Appointment.

     (a) The Fund hereby appoints the Distributor as principal underwriter and distributor to sell to the Purchasers the shares of the Portfolios (hereinafter "its shares" or "the Fund's shares"). The appointment of the Distributor hereunder shall not preclude the Fund from selling its shares directly to the Purchasers.

     (b) The Distributor accepts such appointment. The Distributor shall offer the Fund's shares only on the terms set forth in the Fund's then current registration statement or related prospectus.

2.   Duties of the Distributor.

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     (a)  The Distributor shall devote reasonable time and effort to effect sales of the Fund's shares, but it shall not be obligated to sell any specific number of shares.

     (b) The Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations and the regulations of the NASD, in relating to the sale of such securities.

     (c) Neither the Distributor nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Fund's then current registration statement or related prospectus and any sales literature authorized by responsible officers of the Distributor.

     (d) The Distributor shall act as an independent contractor and nothing herein contained shall constitute the Distributor, its agents or representatives, or any employees thereof as employees of the Fund in connection with the sale of the Fund's shares.

     (e) The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

3.   Sale and Redemption of the Fund's Shares.

     (a) Orders for the purchase and redemption of the Fund's shares (and payment for the Fund's shares, in the case of a purchase) shall be transmitted directly from the Purchaser to the Fund or its agent.

     (b) The Fund shall have the right to suspend the redemption of the Fund's shares pursuant to the conditions set forth in the Fund's then current registration statement or related prospectus. The Fund shall also have the right to suspend the sale of the Fund's shares at any time.

     (c) The Fund will give the Distributor prompt notice of any such suspension and shall promptly furnish such other information in connection with the sale and redemption of the Fund's shares as the Distributor reasonably requests.

     (d) The Fund (or its agent) will make appropriate book entries upon receipt by the Fund (or its agent) of orders and payments for the Fund's shares or requests for redemption thereof, and will issue and redeem the Fund's shares and confirm such transactions in accordance with applicable laws and regulations.

4.   Compliance.

     (a) The Distributor shall comply with Title 111 of the United and Strengthening


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          America by Providing Appropriate Tools Required to Intercept and
          Obstruct Terrorism Act of 2001, as amended ("USA Patriot Act"), and the rules promulgated thereunder, and all related federal, state, self-regulatory organization and SEC anti-money laundering laws, rules, and regulations.

     (b) The Distributor shall not disclose to any third party customer non-public information ("NPI") as defined by Regulation SP under the Gramm-Leach-Bliley Act of 1999, as amended ("Regulation S-P"), that is obtained in the course of performance of its duties and obligations under this Agreement, for any purpose except as necessary to effect the terms and conditions of this Agreement or as permitted or required by law. The Distributor shall maintain and ensure the security and confidentiality of NPI in accordance with the mandates of Regulation S-P.

     (c) The Distributor and its affiliates or designees have adopted and implemented internal controls reasonably designed to process purchase and redemption orders received before the close of regular session trading on the New York Stock Exchange (normally 4:00 p.m. Eastern
          Time) the same business day. Orders received after the close of trading will be processed the next business day. The Distributor shall certify that it has maintained internal controls reasonably designed to prevent purchase and redemption orders received after the close of trading from being aggregated with orders received before the close of trading upon written request from the Fund.

5.   Books and Records.

          It is expressly understood and agreed that all documents, reports, records, books, files and other materials ("Fund Records") relating to this Agreement and the services to be performed hereunder shall be the sole property of the Fund and that such property, to the extent held by Distributor, shall be held by Distributor as agent during the effective term of this Agreement. All Fund Records shall be delivered to the Fund upon the termination of this Agreement, free from any claim or retention of rights by Distributor.

6.   Compensation and Allocation of Expenses.

     (a) The Fund has no load or redemption charge and the Distributor will receive no compensation for acting in such capacity.

     (b) The Fund or one of its affiliates or designees will pay for all expenses of the offering of its shares incurred in connection with:

          (1) The registration of the Fund or the registration or qualification of the Fund's shares for offer or sale under the federal securities laws and the securities laws of any state or other jurisdiction in which the Distributor may arrange for the sale of the Fund's shares; and


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          (2)  The printing and distribution of the Fund's prospectuses to existing Participants as may be required under the federal securities laws and the applicable securities laws of any state or other jurisdiction; and

          (3) The preparation, printing and distribution of any proxy statements, notices and reports, and the performance of any acts required to be performed by the Fund by and under the federal securities laws and the applicable securities laws of any state or other jurisdiction; and

          (4) The issuance of the Fund's shares, including any share issue and transfer taxes.

     (c) The Distributor or one of its affiliates or designees will pay all expenses incurred by it attributable to any activity primarily intended to result in the sale of shares of the Fund and in connection with the performance of distribution duties hereunder, or will promptly reimburse the Fund for all expenses in connection with:

          (1) The printing and distribution of the Fund's prospectuses utilized in the marketing of the Portfolios to eligible Purchasers;

          (2) The preparation, printing and distribution of advertising and sales literature for use in the offering of the Fund's shares and printing and distribution of reports to Purchasers and/or Participants used as sales literature;

          (3) The qualification of the Distributor as a distributor or broker or dealer under any applicable federal or state securities laws;

          (4) Any investment program of the Fund, including the reinvestment of dividends and capital gains distributions, to the extent such expenses exceed the Fund's normal costs of issuing its shares; and

          (5) All other expenses in connection with offering for sale and sale of the Fund's shares which have not been herein specifically allocated to the Fund.

7.   Indemnification.

     (a) The Distributor agrees to indemnify, defend and hold the Fund, its officers and directors (or former officers and directors) and any person who controls the Fund within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act") (collectively, "Indemnities") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) incurred by any Indemnitee under the 1933 Act or under common law or otherwise, which arise out of or are based upon (1) any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact in information furnished by the Distributor to the Fund's registration statement or


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          related prospectus, (2) any misrepresentation or omission or alleged misrepresentation or omission to state a material fact on the part of the Distributor or any agent or employee of the Distributor or any other person for whose acts the Distributor is responsible or is alleged to be responsible, unless such misrepresentation or omission or alleged misrepresentation or omission was made in reliance on written information furnished by the Fund, or (3) the willful misconduct or failure to exercise reasonable care and diligence on the part of any such persons with respect to services rendered under this Agreement. The foregoing rights of indemnification shall be in addition to any other rights to which any Indemnitee may be entitled as a matter of law. The Fund agrees promptly to notify the Distributor of any action brought against any Indemnitee, such notification being given to the Distributor by letter or telegram addressed to the Distributor at its principal business office, and the Distributor's agreement to indemnify the Indemnities pursuant to this paragraph is expressly conditioned upon such notification.

     (b) The Fund agrees to indemnify, defend and hold the Distributor, its officers and directors (or former officers and directors) and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (collectively, "Indemnities") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) incurred by any Indemnitee under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Fund's registration statement or related prospectus arising out of or based upon any alleged omission to state a material fact required to be stated or necessary to make the Fund's registration statement or related prospectus not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to the Fund, the Purchasers or the Participants to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, and further provided that the Fund shall not indemnify the Distributor for any claims, demands, liabilities and expenses arising out of or based upon any alleged untrue statement of a material fact or omission to state a material fact in information furnished by the Distributor to the Fund's registration statement or related prospectus.

8.   Amendment and Waiver.

     (a) This Agreement may be modified at any time by written amendment, signed by both the Fund and the Distributor.

     (b) Any of the terms of this Agreement may be waived in whole or in part. No term of this Agreement shall be deemed to have been waived unless such waiver is expressed in an instrument in writing signed by the party waiving the term and transmitted to the other party. No failure of either party to insist upon strict performance of any


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          provision of this Agreement shall constitute a waiver.

9.   Term and Termination.

     (a) This Agreement is effective as of the date written above, and shall continue in force from year-to-year thereafter, provided that such continuance for more than two years is specifically approved at least annually (a) by the Board of Directors of the Fund or by vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act); and (b) by the affirmative vote of a majority of the Directors who are not interested persons (as defined in Section 2(a)(19) of the 1940 Act) of the Fund by votes cast in person at a meeting called for such purpose.

     (b) This Agreement may be terminated at any time, without penalty, by a vote of the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty (60) days' written notice to the other party.

     (c) This Agreement shall automatically terminate in the event of its assignment, as defined in Section 2(a)(4) of the 1940 Act.

10.  Notices.

          Each party shall deliver all notices in writing to the other party at 2929 Allen Parkway, Houston, Texas 77019.

11.  Severability.

          If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or similar authority, the remainder of this Agreement shall not be affected thereby.

12.  Applicable Law.

          This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.


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IN WITNESS WHEREOF, the parties hereto execute this Agreement on the date above.

                                        AMERICAN GENERAL DISTRIBUTORS, INC.


                                        By: /s/ David den Boer
                                            ------------------------------------
                                        Name: David den Boer
                                        Title: Senior Vice President


ATTEST:


/s/ Michelle DeForest
-------------------------------------
Name: Michelle DeForest
Title: Legal Secretary

The Fund acknowledges and agrees that, as provided by Article __ of the Fund's Articles of Incorporation, this Agreement is executed on behalf of the Fund or the Directors of the Fund as Directors and not individually and that the obligations of this Agreement are not binding upon any of the Directors, Officers, Purchasers or Participants individually, but are binding only upon the assets and property of the Fund.

                                        VALIC COMPANY I


                                        By: /s/ Nori L. Gabert
                                            ------------------------------------
                                        Name: Nori L. Gabert
                                        Title: Vice President and Secretary


ATTEST:

/s/ Mark Matthes
-------------------------------------
Name: Mark Matthes
Title: Associate Counsel


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